EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2004 (except for the fourth paragraph of Note 2, as to which the date is June 14, 2004 and Note 13, as to which the date is December 29, 2004) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-121970) and related Prospectus of CoTherix, Inc. for the registration of 4,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Palo Alto, California

January 19, 2005